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                                                                    Exhibit 99.1

Contact::  John P. Funkhouser
           President and Chief Executive Officer
              or
           Michael D. Riddle
           Executive Vice President
           (919) 582-2600

CASE HISTORY IN JOURNAL OF INVASIVE CARDIOLOGY DEMONSTRATES ROLE OF ENOX TEST IN

                  PATIENTS TREATED WITH SUBCUTANEOUS ENOXAPARIN


          Highlights ENOX's Ability to Help Reduce Clinical Uncertainty


Raleigh, NC (May 27, 2003) - The report, submitted by Dr. Saihari Sadanadan and colleagues at Oklahoma University Health Sciences Center, was presented in the May 2003 issue of the Journal of Invasive Cardiology and supports the value of the ENOX test in detecting the anticoagulant effects of subcutaneous enoxaparin in patients who undergo percutaneous coronary intervention (PCI). The case describes a patient who presents for PCI having received a single subcutaneous dose of enoxaparin. It demonstrates that, unlike patients who present to the catheterization laboratory after several doses of enoxaparin where steady state anticoagulation might have been achieved, patients who present soon after administration of a single dose of subcutaneous enoxaparin may not have an adequate level of anticoagulation for safe PCI.

         Commenting on the report, Dr. Sadanandan said, "We have observed similar results in at least 10% - 20% of the patients presenting for early angiography following treatment with subcutaneous enoxaparin where the ENOX test and anti-Xa data confirmed a subtherapeutic level of anticoagulation. A prospective study is in progress, and we expect to submit our data for publication later this year." He added, "Until recently, measurement of plasma anti-Xa activity was the only available technique to monitor anticoagulation in patients treated with enoxaparin. Because it may take several hours to receive these results from the central laboratory, waiting for these results prior to PCI is not feasible. The availability of the ENOX test has made detection of the anticoagulation effects of enoxaparin possible in the catheterization laboratory and may remove the uncertainty when using the drug in many clinical situations. Reducing that uncertainty is a critical step in proper treatment that may lead to cost efficiency and better patient outcomes."

         In this case the patient presented for urgent PCI seventy-five minutes after subcutaneous administration of the drug. The ENOX test measured 135 seconds and appropriately indicated inadequate anticoagulation. Subsequent testing of the anti-Xa level by the laboratory method confirmed a low level of
0.12 IU/ml. Successful PCI was performed using a supplemental dose of intravenous enoxaparin. The case represents one of the many situations in which the patient received enoxaparin in an unusual, but not uncommon, clinical circumstance. Before the introduction of the

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ENOX test, assessment of the adequacy of anticoagulation for the performance of
PCI was difficult in these situations.

         "We continue to receive positive physician support for the test and are in the process of adding a number of leading heart centers to our user list," said, Michael Riddle executive vice president. He added, "The adoption of early invasive treatment strategies in the USA results in patients receiving fewer doses of subcutaneous enoxaparin vs. the more prolonged medical therapy practiced in Europe and may result in larger numbers of patients presenting for PCI with a subtherapeutic level of anticoagulation. PharmaNetics believes that this, in combination with data being collected at a number of institutions around the country, will lead to the ENOX test being included as a part of routine practice to help improve patient safety."

         PharmaNetics, Inc. (NASDAQ/NM: PHAR), a leading biotech company, conceived the term "theranostics," defining an emerging new field of medicine that enables physicians to monitor the effect of antithrombotic agents in patients being treated for angina, myocardial infarction (heart attack), stroke, and pulmonary and arterial emboli. The Company develops, manufactures and markets rapid turnaround diagnostics to assess blood clot formation and dissolution. PharmaNetics develops tests based on its proprietary, dry chemistry Thrombolytic Assessment System. Its principal target market is the management of powerful new drug compounds, some of which may have narrow therapeutic ranges, as well as monitoring routine anticoagulants.

         This press release contains forward-looking statements regarding future events and the future performance of PharmaNetics that involve risks and uncertainties such as risks related to market acceptance, clinical trials and dependence on third-party distributors and collaborative partners that could cause actual results to differ materially from those projected in the forward-looking statements. Information concerning these and other of the factors that could cause results to differ materially from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission, including Form 10-K, Form 10-Q and Form 8-K reports.